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                      SEI INVESTMENTS GLOBAL FUNDS SERVICES
                        SEI INVESTMENTS FUNDS MANAGEMENT

                                 CODE OF ETHICS
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          A copy of this Code may be accessed on the SEI intranet site under the Corporate Governance section.

  This is an important document. You should take the time to read it thoroughly before you submit the required annual certification.

       ANY QUESTIONS REGARDING THIS CODE OF ETHICS SHOULD BE REFERRED TO A
                    MEMBER OF THE SEI COMPLIANCE DEPARTMENT.














                                                                    January 2005

                                TABLE OF CONTENTS




I.       GENERAL POLICY
II.      CODE OF ETHICS

         A.       PURPOSE OF CODE
         B.       EMPLOYEE CATEGORIES
         C.       PROHIBITIONS AND RESTRICTIONS
         D.       PRE-CLEARANCE OF PERSONAL SECURITIES TRANSACTIONS
         E.       REPORTING REQUIREMENTS
         F.       DETECTION AND REPORTING OF CODE VIOLATIONS
         G.       VIOLATIONS OF THE CODE OF ETHICS
         H.       CONFIDENTIAL TREATMENT
         I.       RECORDKEEPING
         J.       DEFINITIONS APPLICABLE TO THE CODE OF ETHICS

III.     EXHIBITS - CODE OF ETHICS REPORTING FORMS











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

I. GENERAL POLICY
-----------------

SEI Investments Global Funds Services ("SIGFS") and SEI Investments Funds Management ("SIFM") (jointly "SEI") provide fund accounting and administration services to investment companies that are registered under the Investment Company Act of 1940. As used herein, "Investment Vehicle" refers to any registered investment company for which SEI provides fund administration or accounting services. In addition, certain employees of SEI or their affiliates serve as directors and/or officers of certain Investment Vehicles. This Code of Ethics ("Code") sets forth the procedures and restrictions governing the personal securities transactions for SEI personnel.

SEI has a highly ethical business culture and expects that all personnel will conduct any personal securities transactions consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or abuse of a position of trust and responsibility. Thus, SEI personnel must conduct themselves and their personal securities transactions in a manner that does not create conflicts of interest with the firm's clients.

Pursuant to this Code, certain SEI personnel, their family members, and other persons associated with SEI will be subject to various requirements for their personal securities transactions based on their status as defined by this Code. Therefore, it is important that every person pay special attention to the categories set forth to determine which provisions of this Code applies to him or her, as well as to the sections on restrictions, pre-clearance, and reporting of personal securities transactions.

EACH PERSON SUBJECT TO THIS CODE MUST READ AND RETAIN A COPY OF THIS CODE AND AGREE TO ABIDE BY ITS TERMS. FAILURE TO COMPLY WITH THE PROVISIONS OF THIS CODE MAY RESULT IN THE IMPOSITION OF SERIOUS SANCTIONS, INCLUDING, BUT NOT LIMITED TO DISGORGEMENT OF PROFITS, PENALTIES, DISMISSAL, SUBSTANTIAL PERSONAL LIABILITY AND/OR REFERRAL TO REGULATORY OR LAW ENFORCEMENT AGENCIES.

PLEASE NOTE THAT SEI PERSONNEL ARE ALSO SUBJECT TO THE CODE OF CONDUCT OF SEI INVESTMENTS COMPANY, WHICH IS THE PARENT COMPANY OF SIGFS AND SIFM. THE REQUIREMENTS AND LIMITATIONS OF THIS CODE OF ETHICS ARE IN ADDITION TO ANY REQUIREMENTS OR LIMITATIONS CONTAINED IN THE CODE OF CONDUCT. IN ADDITION, EMPLOYEES OF SIGFS AND SIFM ARE SUBJECT TO ALL OTHER APPLICABLE COMPLIANCE POLICIES AND PROCEDURES ADOPTED BY THOSE ENTITIES. ALL EMPLOYEES ARE REQUIRED TO COMPLY WITH FEDERAL SECURITIES LAWS.

ANY QUESTIONS REGARDING THIS CODE OF ETHICS SHOULD BE DIRECTED TO A MEMBER OF THE SEI COMPLIANCE DEPARTMENT (MICHAEL BROPHY, TELEPHONE 610-676-2972 IS THE PRIMARY CONTACT).

II.  CODE OF ETHICS
-------------------

A.  PURPOSE OF CODE

This Code is intended to conform to the provisions of Section 17(j) of the Investment Company Act of 1940 ("the 1940 Act"), as amended, and Rule 17j-1 thereunder, as amended, to the extent applicable to SEI's role as fund accountant and administrator to Investment Vehicles. Those provisions of the U.S. securities laws are designed to prevent persons who are actively engaged in the management, portfolio selection or underwriting of registered investment companies from participating in fraudulent, deceptive or manipulative acts, practices or courses of conduct in connection with the purchase or sale of securities held or to be acquired by such accounts. Certain SEI personnel will be subject to various requirements based on their responsibilities within SEI and accessibility to certain information. Those functions are set forth in the categories below.

B.  EMPLOYEE CATEGORIES

         1.  ACCESS PERSON:

         (A) Any director, officer or employee of SEI or their affiliates who serves as a director or officer of an Investment Vehicle; and

         (B) Any director, officer or employee of SEI who, in connection with his or her regular functions or duties, obtains information concerning recommendations to an Investment Vehicle with regard to the purchase or sale of Covered Securities, or obtains prior or contemporaneous information regarding the purchase or sale of Covered Securities by an Investment Vehicle.

         2.  ADMINISTRATION PERSONNEL:

         Any director, officer or employee of SEI whose principal function or duties relate to the provision of fund accounting or fund administration services by SEI to any Investment Vehicle, and who is not an Access Person.

C.  PROHIBITIONS AND RESTRICTIONS

         1.       PROHIBITION AGAINST FRAUD, DECEIT AND MANIPULATION

         Access Persons and Administration Personnel may not, directly or indirectly, in connection with the purchase or sale of a security held or to be acquired by an Investment Vehicle:

                  (a) employ any device, scheme or artifice to defraud the Investment Vehicle for which SEI provides fund accounting or administration services;

                  (b) make to the Investment Vehicle any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

                  (c) engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Investment Vehicle; or



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                  (d) engage in any manipulative practice with respect to the
                  Investment Vehicle.

2.       EXCESSIVE TRADING OF MUTUAL FUND SHARES

         Access Persons and Administration Personnel may not, directly or indirectly, engage in excessive short-term trading of shares of Investment Vehicles, except for money market funds. EXHIBIT 6 hereto provides a list of the Investment Vehicles for which SEI provided such services. For purposes of this section, a person's trades shall be considered "excessive" if made in violation of any stated policy in the mutual fund's prospectus or if the trading involves multiple short-term round trip trades in a Fund for the purpose of taking advantage of short-term market movements.

D.  PRE-CLEARANCE OF PERSONAL SECURITIES TRANSACTIONS

          1.  TRANSACTIONS REQUIRED TO BE PRE-CLEARED:

               o Access Persons and Administration Personnel must pre-clear with the SEI Compliance Officer or the designated representative of the SEI Compliance Department a proposed transaction in a Covered Security if he or she has actual knowledge at the time of the transaction that, during the 24 hour period immediately preceding or following the transaction, the Covered Security was purchased or sold or was being considered for purchase or sale by any Investment Vehicle. The pre-clearance obligation applies to all Accounts held in the person's name or in the name of others in which they hold a Beneficial Ownership interest. NOTE THAT, AMONG OTHER THINGS, THIS MEANS THAT THESE PERSONS MUST PRE-CLEAR SUCH PROPOSED SECURITIES TRANSACTIONS BY THEIR SPOUSE OR DOMESTIC PARTNER, MINOR CHILDREN, AND RELATIVES WHO RESIDE IN THE PERSON'S HOUSEHOLD. NO TRANSACTION IN COVERED SECURITIES MAY BE EFFECTED WITHOUT PRIOR WRITTEN APPROVAL, EXCEPT THOSE SET FORTH BELOW IN SECTION D.2 WHICH LISTS THE SECURITIES TRANSACTIONS THAT DO NOT REQUIRE PRE-CLEARANCE.

               o The SEI Compliance Officer or designated representative of the SEI Compliance Department may authorize a Pre-clearing Person to conduct the requested trade upon determining that the transaction for which pre-clearance is requested would not result in a conflict of interest or violate any other policy embodied in this Code. Factors to be considered may include: the discussion with the requesting person as to the background for the exemption request, the requesting person's work role, the size and holding period of the requesting person's position in the security, the market capitalization of the issuer, the liquidity of the security, the reason for the requesting person's requested transaction, the amount and timing of client trading in the same or a related security, and other relevant factors. The person granting the authorization must document the basis for the authorization.

         2. TRANSACTIONS THAT DO NO HAVE TO BE PRE-CLEARED:

               o purchases or sales over which the person pre-clearing the transactions (the "Pre-clearing Person") has no direct or indirect influence or control;

               o purchases, sales or other acquisitions of Covered Securities which are non-volitional on the part of the Pre-clearing Person or any Investment Vehicle, such as purchases or sales upon exercise or puts or calls written by Pre-clearing Person, sales from a margin account pursuant to a BONA FIDE margin call, stock dividends, stock splits, mergers consolidations, spin-offs, or other similar corporate reorganizations or distributions;

               o purchases or withdrawals made pursuant to an Automatic Investment Program; however, any transaction that overrides the preset schedule or allocations of the automatic investment plan must be reported in a quarterly transaction report;

               o purchases effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its securities, to the extent such rights were acquired for such issuer; and

               o  acquisitions of Covered Securities through gifts or bequests.

         3.  PRE-CLEARANCE PROCEDURES:

               o All requests for pre-clearance of securities transactions must be submitted to the SEI Compliance Officer or designated representative of the SEI Compliance Department by using the SEI Automated Pre-Clearance Trading system.

               o  The following information must be provided for each request:

                           a.  Name, date, phone extension and job title; and

                           b. Transaction detail, i.e. whether the transaction is a buy or sell; the security name and security type; number of shares; price; date acquired if a sale; and whether the security is traded in a portfolio or Investment Vehicle, part of an initial public offering, or part of a private placement transaction.

               o The SEI Compliance Officer or designated representative of the SEI Compliance Department will notify the requesting person whether the trading request is approved or denied through the SEI Automated Pre-Clearance Trading system.

               o A Pre-clearance Request should not be submitted for a transaction that the requesting person does not intend to execute.

               o Pre-clearance trading authorization is valid from the time when approval is granted through the next business day. If the transaction is not executed within this period, an explanation of why the previous pre-cleared transaction was not completed must be submitted to the SEI Compliance department or entered into the SEI Automated Pre-clearance Trading system. Also, Open and Limit Orders must be resubmitted for pre-clearance approval if not executed within the permitted time period.

               o The SEI Compliance Officer or designated representative of the SEI Compliance Department can grant exemptions from the personal trading restrictions in this Code (with the exception of pre-clearance obligations) upon determining that the transaction for which an exemption is requested would not result in a conflict of interest or violate any other policy embodied in this Code. Factors to be considered may include: the discussion with the requesting person as to the background for the exemption request, the certification of the requesting person as to his or her lack of knowledge of transactions by Investment Vehicles for which SEI provides fund accounting or administration services, the requesting person's work role, the size and holding period of the person's position in the security, the market capitalization of the issuer, the liquidity of the security, the reason for the requested transaction, the amount and timing of client trading in the same or a related security, and other relevant factors. The person granting the exemption must document all exemptions.

               o The SEI Compliance Department will maintain pre-clearance records and records of exemptions granted for 5 years.

E.  REPORTING REQUIREMENTS

         Note: For purposes of the reporting obligations below, please keep in mind that, in addition to other investment companies for which we provide services, the SEI Funds (excluding money market funds) meet the definition of Reportable Funds and, therefore, are Covered Securities.1 Trades in SEI Funds done through the SEI Capital Accumulation (401(k)) Plan and trades done through an employee account established at SEI Private Trust Company will be deemed to satisfy the reporting requirements of the Code. You do not need to report separately with respect to those accounts. However, any trades in SEI Funds done in a different channel must be reported to the SEI Compliance Officer or the designated representative of the SEI Compliance Department.

         1.       DUPLICATE BROKERAGE STATEMENTS (ACCESS PERSONS)

               o All Access Persons are required to instruct their broker/dealer to file duplicate statements with the SEI Compliance Department at SEI Oaks. Statements must be filed for all Accounts (including those in which the person has a Beneficial Ownership interest), except those that trade exclusively in open-end funds other than Reportable Funds, government securities or Automatic Investment Plans AND DO NOT OFFER THE ABILITY TO TRADE IN COVERED SECURITIES. Failure of a broker/dealer to send duplicate statements will not excuse a violation of this Section.

               o Sample letters instructing the broker/dealer firms to send the statements to SEI are attached in EXHIBIT 1 of this Code. If the broker/dealer requires a letter authorizing a SEI employee to open an account, the permission letter may also be found in
                  EXHIBIT 1. Please complete the necessary brokerage information and forward a signature ready copy to the SEI Compliance Officer.


-------------------
1 The SEI Family of Funds includes the following Trusts: SEI Asset Allocation Trust, SEI Daily Income Trust, SEI Index Funds, SEI Institutional International Trust, SEI Institutional Investments Trust, SEI Institutional Managed Trust, SEI Liquid Asset Trust and SEI Tax Exempt Trust.

               o If no such duplicate statement can be supplied, the employee should contact the SEI Compliance Department.

         2.       INITIAL HOLDINGS REPORT (ACCESS PERSONS)

               o All Access Persons must submit an Initial Holdings Report to the SEI Compliance Officer or designated representative of the SEI Compliance Department disclosing EVERY Covered Security, including Reportable Funds, beneficially owned directly or indirectly by such person WITHIN 10 DAYS of becoming an Access Person. Any person who returns the report late may be subject to the penalties in Section G regarding Code of Ethics violations.

               o  The following information must be provided on the report:

                      a. the title of the security;
                      b. the number of shares held;
                      c. the principal amount of the security;
                      d. the name of the broker, dealer, transfer agent; bank or other location where the security is held; and
                      e. the date the report is submitted.

                      The information disclosed in the report should be current as of a date no more than 45 days prior to the date the person becomes an Access Person. If the above information is contained on the Access Person's brokerage statement, he or she may attach the statement and sign the Initial Holdings Report.

               o The Initial Holdings Report is attached as EXHIBIT 2 to this Code.

         3.       QUARTERLY REPORT OF SECURITIES TRANSACTIONS (ACCESS PERSONS)

               o Access Persons must submit quarterly transaction reports of the purchases and/or sales of Covered Securities in which such persons have a direct or indirect Beneficial Ownership interest. The report will be provided to all of the above defined persons before the end of each quarter by the SEI Compliance Officer or designated representative of the SEI Compliance Department and must be completed and returned NO LATER THAN 30 DAYS after the end of each calendar quarter. Quarterly Transaction Reports that are not returned by the date they are due WILL be considered late and will be noted as violations of the Code of Ethics. Any person who repeatedly returns the reports late may be subject to the penalties in Section G regarding Code of Ethics violations.

               o  The following information must be provided on the report:

                      a. the date of the transaction, the description and number of shares, and the principal amount of each security involved;
                      b. whether the transaction is a purchase, sale or other acquisition or disposition;
                      c. the transaction price;

                      d. the name of the broker, dealer or bank through whom the transaction was effected;
                      e. a list of securities accounts opened during the quarterly including the name of the broker, dealer or bank and account number; and
                      f. the date the report is submitted.


               o  The Quarterly Report of Securities Transaction is attached as
                  EXHIBIT 3 to this Code.

         4.       ANNUAL REPORT OF SECURITIES HOLDINGS (ACCESS PERSONS)

               o On an annual basis, all Access Persons must submit to the SEI Compliance Officer or designated representative of the SEI Compliance Department an Annual Report of Securities Holdings that contains a list of all Covered Securities, including Reportable Funds, in which they have any direct or indirect Beneficial Ownership interest.

               o  The following information must be provided on the report:

                      a. the title of the security;
                      b. the number of shares held;
                      c. the principal amount of the security;
                      d. the name of the broker, dealer, transfer agent, bank or other location where the security is held; and
                      e. the date the report is submitted.

                      The information disclosed in the report should be current as of a date no more than 45 days before the report is submitted. If the above information is contained on the Access Person's brokerage statement, he or she may attach the statement and sign the annual holdings report.

               o Annual Reports must be completed and returned to the SEI Compliance Officer or designated representative of the SEI Compliance Department WITHIN 30 DAYS after the end of the calendar year-end. Annual Reports that are not returned by the date they are due WILL be considered late and will be noted as violations of the Code of Ethics. Any person who repeatedly returns the reports late may be subject to the penalties in Section G regarding Code of Ethics violations.

               o  The Annual Report of Securities Holdings is attached as
                  EXHIBIT 4 to this Code.

          5.      ANNUAL CERTIFICATION OF COMPLIANCE

               o All Access Persons and Administration Personnel will be required to certify annually that they:

                           -have read the Code of Ethics;
                           -understand the Code of Ethics; and
                           -have complied with the provisions of the Code of Ethics.

               o The SEI Compliance Officer or designated representative from the SEI Compliance Department will send out the certifications to all Access Persons and Administration Personnel that must be completed and returned NO LATER THAN 30 DAYS after the end of the calendar year. Any person who repeatedly returns the forms late may be subject to the penalties in Section G regarding Code of Ethics violations.

               o The Annual Certification of Compliance is attached as EXHIBIT 5 to this Code.

         6.       EXCEPTION TO REPORTING REQUIREMENTS

               o An Access Person who is subject to the Code of Ethics of an affiliate of SEI ("Affiliate Code"), and who pursuant to the Affiliate Code submits reports consistent with the reporting requirements of paragraphs 1 through 4 above, will not be required to submit such reports under this Code.


F.  DETECTION AND REPORTING OF CODE VIOLATIONS

         1. The SEI Compliance Officer or designated representative of the SEI Compliance Department will:

               o review the personal securities transaction reports or duplicate statements filed by Access Persons and compare the reports or statements of the Investment Vehicles' completed portfolio transactions. The review will be performed on a quarterly basis. If the SEI Compliance Officer or the designated representative of the SEI Compliance Department determines that a compliance violation may have occurred, the Officer will give the person an opportunity to supply explanatory material;

               o prepare an Annual Issues and Certification Report to the Board of Trustees or Directors of any Investment Vehicle that (1) describes the issues that arose during the year under this Code, including, but not limited to, material violations of and sanctions under the Code, and (2) certifies that SEI has adopted procedures reasonably necessary to prevent its Access Persons from violating this Code;

               o prepare a written report to SEI management outlining any violations of the Code together with recommendations for the appropriate penalties; and

               o prepare a written report detailing any approval(s) granted for the purchase of securities offered in connection with an IPO or a private placement. The report must include the rationale supporting any decision to approve such a purchase.

         2. An employee who in good faith reports illegal or unethical behavior will not be subject to reprisal or retaliation for making the report. Retaliation is a serious violation of this policy and any concern about retaliation should be reported immediately. Any person found to have retaliated against an


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                  employee for reporting violations will be subject to
                  appropriate disciplinary action.

G.  VIOLATIONS OF THE CODE OF ETHICS

         1. PENALTIES:

               o Persons who violate the Code of Ethics may be subject to serious penalties, which may include:
                         o   written warning;
                         o   reversal of securities transactions;
                         o   restriction of trading privileges;
                         o   disgorgement of trading profits;
                         o   fines;
                         o   suspension or termination of employment; and/or
                         o   referral to regulatory or law enforcement agencies.


         2. PENALTY FACTORS:

               o Factors which may be considered in determining an appropriate penalty include, but are not limited to:
                         o   the harm to clients;
                         o   the frequency of occurrence;
                         o   the degree of personal benefit to the employee;
                         o   the degree of conflict of interest;
                         o   the extent of unjust enrichment;
                         o evidence of fraud, violation of law, or reckless disregard of a regulatory requirement; and/or
                         o the level of accurate, honest and timely cooperation from the employee.


H.  CONFIDENTIAL TREATMENT

               o The SEI Compliance Officer or designated representative from the SEI Compliance Department will use their best efforts to assure that all requests for pre-clearance, all personal securities reports and all reports for securities holding are treated as personal and confidential. However, such documents will be available for inspection by appropriate regulatory agencies and other parties, such as counsel, within and outside SEI as necessary to evaluate compliance with or sanctions under this Code.

I.  RECORDKEEPING

               o SEI will maintain records relating to this Code of Ethics in accordance with Rule 31a-2 under the 1940 Act. They will be available for examination by representatives of the Securities and Exchange Commission and other regulatory agencies.

               o A copy of this Code that is, or at any time within the past five years has been, in effect will be preserved in an easily accessible place for a period of five years.

               o A record of any Code violation and of any sanctions taken will be preserved in an easily accessible place for a period of at least five years following the end of the fiscal year in which the violation occurred.

               o A copy of each Quarterly Transaction Report, Initial Holdings Report, and Annual Holdings Report submitted under this Code, including any information provided in lieu of any such reports made under the Code, will be preserved for a period of at least five years from the end of the fiscal year in which it is made, for the first two years in an easily accessible place.

               o A record of all persons, currently or within the past five years, who are or were required to submit reports under this Code, or who are or were responsible for reviewing these reports, will be maintained in an easily accessible place for a period of at least five years from the end of the calendar year in which it is made.

J. DEFINITIONS APPLICABLE TO THE CODE OF ETHICS

               o ACCOUNT - a securities trading account held by a person and by any such person's spouse, minor children and adults residing in his or her household (each such person, an "immediate family member"); any trust for which the person is a trustee or from which the person benefits directly or indirectly; any partnership (general, limited or otherwise) of which the person is a general partner or a principal of the general partner; and any other account over which the person exercises investment discretion.

               o AUTOMATIC INVESTMENT PLAN - a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

               o BENEFICIAL OWNERSHIP - Covered Security ownership in which a person has a direct or indirect financial interest. Generally, a person will be regarded as a beneficial owner of Covered Securities that are held in the name of:

                      a. a spouse or domestic partner;
                      b. a  child residing at home or attending college;
                      c. a relative who resides in the person's household; or
                      d. any other person IF: (a) the person obtains from the
                           securities benefits substantially similar to those of ownership (for example, income from securities that are held by a spouse); or (b) the person can obtain title to the securities now or in the future.

               o COVERED SECURITY - except as noted below, includes any interest or instrument commonly known as a "security", including notes, bonds, stocks (including closed-end funds), debentures, convertibles, preferred stock, security future, warrants, rights, and any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities. Reportable Funds (which include SEI Funds) are "Covered Securities." See the definition of Reportable Funds below.



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

                  A "Covered Security" DOES NOT INCLUDE (i) direct obligations of the U.S. Government, (ii) bankers' acceptances, (iii) bank certificates of deposit, (iv) commercial paper and other high quality short-term debt instruments, including repurchase agreements, (v) shares issued by money market funds and (vi) shares issued by open-end investment companies other than a Reportable Fund.

               o INITIAL PUBLIC OFFERING - an offering of securities for which a registration statement has not been previously filed with the U.S. SEC and for which there is no active public market in the shares.

               o INVESTMENT VEHICLE - a registered investment company for which SEI provides fund administration or accounting services. A list of Investment Vehicles is provided as Exhibit 6 hereto. Please note that this list includes the SEI Funds.

               o PURCHASE OR SALE OF A COVERED SECURITY - includes the writing of an option to purchase or sell a security.

               o REPORTABLE FUND - Any Investment Vehicle other than a money market fund.

                      SEI INVESTMENTS GLOBAL FUNDS SERVICES
                        SEI INVESTMENTS FUNDS MANAGEMENT
                             CODE OF ETHICS EXHIBITS


         EXHIBIT 1                  ACCOUNT OPENING LETTERS TO BROKERS/DEALERS

         EXHIBIT 2                  INITIAL HOLDINGS REPORT

         EXHIBIT 3                  QUARTERLY TRANSACTION REPORT

         EXHIBIT 4                  ANNUAL SECURITIES HOLDINGS REPORT

         EXHIBIT 5                  ANNUAL COMPLIANCE CERTIFICATION

         EXHIBIT 6                  LIST OF INVESTMENT VEHICLES







                                                                    January 2005

--------------------------------------------------------------------------------
                                    EXHIBIT 1
--------------------------------------------------------------------------------

Date:

Your Broker
street address
city, state   zip code

Re:      Your Name
         your S.S.  number or account number

Dear Sir or Madam:

Please be advised that I am an employee of SEI Investments Global Funds Services. Please send DUPLICATE STATEMENTS ONLY of this brokerage account to the attention of:


                      SEI Investments Global Funds Services
                         Attn: The Compliance Department
                            One Freedom Valley Drive
                                 Oaks, PA 19456


This request is made pursuant to SEI's Code of Ethics.

Thank you for your cooperation.

Sincerely,


Your name

Date:

[Address]

         Re: Employee Name
             Account #
             SS#

Dear Sir or Madam:

Please be advised that the above referenced person is an employee of SEI Investments Global Funds Services. We grant permission for him/her to open a brokerage account with your firm, provided that you agree to send DUPLICATE STATEMENTS ONLY of this employee's brokerage account to:


                      SEI Investments Global Funds Services
                         Attn: The Compliance Department
                            One Freedom Valley Drive
                                 Oaks, PA 19456


This request is made pursuant to SEI's Code of Ethics.

Thank you for your cooperation.

Sincerely,



SEI Compliance Officer

--------------------------------------------------------------------------------
                                    EXHIBIT 2
--------------------------------------------------------------------------------

                      SEI INVESTMENTS GLOBAL FUNDS SERVICES
                        SEI INVESTMENTS FUNDS MANAGEMENT

                             INITIAL HOLDINGS REPORT

Name of Reporting Person:___________________________________________
Date Person Became Subject to the Code's Reporting Requirements:__________ Information in Report Dated as of: _____________________________________
Date Report Due: __________________________________________________
Date Report Submitted: _____________________________________________

SECURITIES HOLDINGS

-------------------------------- ---------------------- --------------------------------- ------------------------------------------
 Name of Issuer and Title        No. of Shares (if      Principal Amount, Maturity Date   Name of Broker, Dealer or Bank
 of Security                     applicable)            and Interest Rate (if applicable) Where Security Held
-------------------------------- ---------------------- --------------------------------- ------------------------------------------

-------------------------------- ---------------------- --------------------------------- ------------------------------------------

-------------------------------- ---------------------- --------------------------------- ------------------------------------------

-------------------------------- ---------------------- --------------------------------- ------------------------------------------

-------------------------------- ---------------------- --------------------------------- ------------------------------------------
If you have no securities holdings to report, please check here. __

SECURITIES ACCOUNTS
------------------------------------------------------------------------------------------------------------------------------------
    Name of Broker, Dealer or Bank          Account Number                Names on Account                    Type of Account
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
If you have no securities accounts to report, please check here. __

I CERTIFY THAT I HAVE INCLUDED ON THIS REPORT ALL SECURITIES HOLDINGS AND ACCOUNTS IN WHICH I HAVE A DIRECT OR INDIRECT BENEFICIAL INTEREST AND REQUIRED TO BE REPORTED PURSUANT TO THE CODE OF ETHICS. I HEREBY DECLARE THAT I WILL COMPLY WITH THE CODE OF ETHICS.

                                                                    January 2005

Signature: ____________________ Date: ________

Received by: __________________

--------------------------------------------------------------------------------
                                    EXHIBIT 3
--------------------------------------------------------------------------------

                      SEI INVESTMENTS GLOBAL FUNDS SERVICES
                        SEI INVESTMENTS FUNDS MANAGEMENT

                          QUARTERLY TRANSACTION REPORT
   TRANSACTION RECORD OF SECURITIES DIRECTLY OR INDIRECTLY BENEFICIALLY OWNED
                       FOR THE QUARTER ENDED _____________

NAME:______________________________________

SUBMISSION DATE:_____________________________

SECURITIES TRANSACTIONS

------------------------ ---------------------- ---------------------- ---------------------- ----------------------
Date of Transaction      Name of Issuer and     No. of Shares (if      Principal Amount,      Type of Transaction
                         Title of Security      applicable)            Maturity Date and
                                                                       Interest Rate (if
                                                                       applicable)
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------

---------------------- ----------------------
Price                  Name of Broker,
                       Dealer or Bank
                       Bank Effecting
                       Transaction

---------------------- ----------------------

---------------------- ----------------------

---------------------- ----------------------

---------------------- ----------------------

---------------------- ----------------------



If you had no reportable transactions during the quarter, please check here.___


NOTE: Trades in SEI Funds done through the SEI Capital Accumulation (401(k)) Plan and trades done through an employee account established at SEI Private Trust Company will be deemed to satisfy the reporting requirements of the Code and do not have to be reported here. Any trades in SEI Funds done in a different channel must be reported.

This report is required of all officers, directors and certain other persons under Rule 17j-1 of the Investment Company Act of 1940 and is subject to examination. Transactions in direct obligations of the U.S. Government need not be reported. In addition, persons need not report transactions in bankers' acceptances, certificates of deposit, commercial paper or open-end investment companies other than Reportable Funds. THE REPORT MUST BE RETURNED WITHIN 30 DAYS OF THE APPLICABLE CALENDAR QUARTER END. The reporting of transactions on this record shall not be construed as an admission that the reporting person has any direct or indirect beneficial ownership in the security listed.

SECURITIES ACCOUNTS
If you established an account within the quarter, please provide the following information:

------------------------------------------------------------------------------------------------------------------------------------
   Name of Broker, Dealer          Account Number             Names on Account         Date Account             Type of Account
   or Bank                                                                             was Established
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
If you did not establish a securities account during the quarter, please check here.__

By signing this document, I represent that all reported transactions were pre-cleared through the Compliance Department or the designated Compliance Officer in compliance with the SEI Code of Ethics. In addition, I certify that I have included on this report all securities transactions and accounts required to be reported pursuant to the Policy.

Signature:__________________________

Received by: _______________________

--------------------------------------------------------------------------------
                                    EXHIBIT 4
--------------------------------------------------------------------------------

                      SEI INVESTMENTS GLOBAL FUNDS SERVICES
                        SEI INVESTMENTS FUNDS MANAGEMENT

                        ANNUAL SECURITIES HOLDINGS REPORT
                             AS OF DECEMBER 31, ____


NAME OF REPORTING PERSON: __________________

SECURITIES HOLDINGS

------------------------------------------------------- ----------------------------------- ------------------------------------
Name of Issuer and Title of Security                    No. of Shares (if applicable)       Principal Amount, Maturity Date
                                                                                            and Interest Rate (if applicable)
------------------------------------------------------- ----------------------------------- ------------------------------------

------------------------------------------------------- ----------------------------------- ------------------------------------

------------------------------------------------------- ----------------------------------- ------------------------------------

------------------------------------------------------- ----------------------------------- ------------------------------------

------------------------------------------------------- ----------------------------------- ------------------------------------

----------------------------------
Name of Broker, Dealer or Bank
Where Security Held

----------------------------------

----------------------------------

----------------------------------

----------------------------------

----------------------------------
If you had no securities holding to report this year, please check here.__

SECURITIES ACCOUNTS

If you established an account within the year, please provide the following information:

----------------------------------- ------------------------------ ------------------- -------------------------- ------------------
Name of Broker, Dealer              Date Account was Established   Account Number      Names on Account           Type of Account
or Bank
----------------------------------- ------------------------------ ------------------- -------------------------- ------------------

----------------------------------- ------------------------------ ------------------- -------------------------- ------------------

----------------------------------- ------------------------------ ------------------- -------------------------- ------------------

----------------------------------- ------------------------------ ------------------- -------------------------- ------------------
If you have no securities accounts to report this year, please check here.__

I certify that the above list is an accurate and complete listing of all securities in which I have a direct or indirect beneficial interest.

------------------------                          -------------------------
Signature                                                     Received by

---------
Date

Note: DO NOT report holdings of U.S. Government securities, bankers' acceptances, certificates of deposit, commercial paper and mutual funds other than Reportable Funds.

--------------------------------------------------------------------------------
                                    EXHIBIT 5
--------------------------------------------------------------------------------

                      SEI INVESTMENTS GLOBAL FUNDS SERVICES
                        SEI INVESTMENTS FUNDS MANAGEMENT
                            RULE 17J-1 CODE OF ETHICS
                         ANNUAL COMPLIANCE CERTIFICATION


                   PLEASE RETURN THE SIGNED FORM VIA EMAIL OR
       INTEROFFICE THE FORM TO SEI COMPLIANCE DEPARTMENT - MEADOWLANDS TWO

1.   I hereby acknowledge receipt of a copy of the Code of Ethics.

2. I have read and understand the Code of Ethics and recognize that I am subject thereto. In addition, I have raised any questions I may have on the Code of Ethics with the SEI Compliance Officer and have received a satisfactory response[s].

3. For all securities/accounts beneficially owned by me, I hereby declare that I have complied with the terms of the Code of Ethics during the prior year.


Print Name: ______________________

Signature:  _______________________

Date:_________

Received by SEI: ________________

--------------------------------------------------------------------------------
                                    EXHIBIT 6
--------------------------------------------------------------------------------

                               INVESTMENT VEHICLES

Advisor's Inner Circle Funds
    Acadian Emerging Markets Portfolio
    AIG Money Market Fund
    Analytic Funds
    Cambiar Funds
    CB Core Equity Fund
    Chartwell Funds
    Chicago Asset Management Value Portfolio
    Commerce Capital Funds
    FMC Funds
    FMA Small Company Portfolio
    HGK Equity Value Fund
    ICM Small Company Portfolio
    LSV Value Equity Fund
    McKee International Equity Portfolio
     (Prospect) Japan Smaller Companies Fund
    Rice Hall James Portfolios
    Sterling Capital Funds
    Synovus Funds
    Toews Funds
    TS&W Portfolios
    UA S&P 500 Index Fund
Advisor's Inner Circle Fund II
    Hancock Horizon Funds
    Reaves Select Research Fund
    Champlain Small Company Fund
AHA Investment Funds, Inc.
Amerindo Funds
Bishop Street Funds
Causeway Capital Management
Chartwell Dividend and Income Fund
CNI Charter Funds
HighMark Funds
The Japan Fund
JohnsonFamily Funds
MDL Funds
The Nevis Fund
Oak Associates Funds
Schroder Funds
Schwab Funds
SEI Funds
SEI Registered Hedge Funds
TD Waterhouse Funds
Turner Funds
TT International Funds